                                                                 EXHIBIT 10.19

                                  RULES OF THE

                               SEROLOGICALS CORP
                            1996 UK SHARESAVE SCHEME

                   Adopted by the Company on 11 October 1996
              Approved by the Inland Revenue on [       ] under Ref [SRS    ]

                                    CONTENTS

                                                                                                                          PAGE
                                                                                                                          ----
       1.  Definitions                                                                                                      1
       2.  Application for Options                                                                                          7
       3.  Scaling down                                                                                                     8
       4.  Grant of Options                                                                                                 9
       5.  Rights of exercise and lapse of Options                                                                          9
       6.  Takeover, reconstruction and amalgamation, and winding-up                                                       12
       7.  Manner of exercise                                                                                              14
       8.  Issue or transfer of Shares                                                                                     15
       9.  Adjustments                                                                                                     16
      10.  Administration                                                                                                  17
      11.  Alterations                                                                                                     18
      12.  General                                                                                                         19
      13.  Number of Shares in respect of which Options may be granted                                                     19


                         RULES OF THE SEROLOGICALS CORP

                             1996 SHARESAVE SCHEME

1. DEFINITIONS

1.1 In this Scheme, the following words and expressions shall have, where the context so admits, the meanings set forth below:-

"Appropriate Period"                           the meaning given by Paragraph 15(2) of
                                               Schedule 9 to the Taxes Act;

"Associated Company"                           in relation to the Company:-
                                               (A) any company which has Control of the Company;

                                               (B) any company which is under the Control of
                                                   any company referred to in (A) above;

"Auditors"                                     the auditors of the Company for the time
                                               being or in the event of there being joint
                                               auditors such one of them as the Board shall
                                               select;

"Board"                                        the board of directors for the time being of
                                               the Company or a duly authorised committee
                                               thereof;

"Bonus"                                        any sum by way of terminal bonus payable
                                               under a Savings Contract being the additional
                                               payment made when repaying contributions made
                                               under such a Savings Contract;

"Bonus Date"                                   the earliest date on which the Bonus is
                                               payable under the Savings Contract;


"Close Company"                                a close company as defined in section 414(1)
                                               of the Taxes Act, as varied by Paragraph 8 of
                                               Schedule 9 to the Taxes Act;

"the Company"                                  Serologicals Corp (a USA corporation);

"Control"                                      has the meaning given by section 840 of the
                                               Taxes Act;

"Date of Grant"                                the date on which the Board grants an Option;

"Date of Invitation"                           the date on which the Board invites
                                               applications for Options;

"Dealing Day"                                  any day on which Nasdaq is open for the
                                               transaction of  business;

"Eligible Employee"                            (A) any individual who at the Date of Grant:-
                                                    (1) is an Executive Director or employee of a
                                                        Participating Company; and

                                                    (2) is chargeable to tax in respect of his
                                                        office or employment under Case I of Schedule
                                                        E of the Taxes Act; and

                                                    (3) has been such an Executive Director or
                                                        employee of a Participating Company for such
                                                        qualifying period (if any) (being a period
                                                        commencing not earlier than 5 years prior to
                                                        the Date of Grant) as the Board may
                                                        determine; or



                                               (B) any other individual who is nominated by
                                                   the Board as an Executive Director or
                                                   employee of a Participating Company (or is
                                                   nominated as a member of a category of such
                                                   Executive Directors and employees) but in all
                                                   cases excluding any person who is prohibited
                                                   from participating by reason of the provisions
                                                   of Paragraph 8 of Schedule 9 to the Taxes Act;

"Employees' Share Scheme"                         the meaning given by Section 743 of the
                                                  Companies Act 1985;

"Executive Director"                              any director who is required to devote to his
                                                  duties for Participating Company(ies) not
                                                  less than 25 hours per week (excluding meal
                                                  breaks) and who is not precluded by paragraph
                                                  8 of Schedule 9 to the Taxes Act from
                                                  participating in the Scheme;

"Exercise Price"                                  the total amount payable in relation to the
                                                  exercise of an Option, whether in whole or in
                                                  part, being an amount equal to the relevant
                                                  Option Price multiplied by the number of
                                                  Shares in respect of which the Option is
                                                  exercised;

"Grant Period"                                    the period of 42 days commencing on any of
                                                  the following:

                                                  (A) the day on which the Scheme is approved
                                                      by the Inland Revenue;

                                                  (B) the day immediately following the day on
                                                      which the Company makes an announcement of
                                                      its results for the last preceding financial
                                                      year, half-year or other period;


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

                                                  (C) any day on which any change to the
                                                      legislation affecting savings-related share
                                                      option schemes approved by the Inland Revenue
                                                      under the Taxes Act is proposed or made;

                                                  (D) any day on which a new Savings Contract
                                                      prospectus is announced or takes effect;

"Market Value"                                    in relation to a Share on any day, its market
                                                  value determined in accordance with Part VIII
                                                  of the Taxation of Chargeable Gains Act 1992
                                                  and agreed in advance with the Shares
                                                  Valuation Division of the Inland Revenue;

"Material Interest"                               the meaning given by Section 187(3) of the
                                                  Taxes Act;

"Maximum Contribution"                            the lesser of:

                                                  (A) such maximum monthly contribution as may
                                                      be permitted pursuant to Paragraph 24 of
                                                      Schedule 9 to the Taxes Act; or

                                                  (B) such maximum monthly contribution as may
                                                      be determined from time to time by the Board;

"Member of a Consortium"                          the meaning given by Section 187(7) of the
                                                  Taxes Act;

"Monthly Contributions"                           monthly contributions agreed to be paid by a
                                                  Participant under his Savings Contract;

"Nasdaq"                                          National Association of Securities Dealers,
                                                  Inc's Automated Quotation System;

"Option"                                          a right to acquire Shares under the Scheme
                                                  which is either subsisting or is proposed to
                                                  be granted;


"Option Price"                                    the price per Share, as determined by the
                                                  Board, at which an Eligible Employee may acquire
                                                  Shares upon the exercise of an Option granted
                                                  to him being not less than:

                                                  (A) 80 per cent. of the Market Value of a
                                                      Share on the Dealing Day prior to the Date of
                                                      Invitation (or 80 per cent. of the Market
                                                      Value at such other time or times as may be
                                                      previously agreed in writing with the Inland
                                                      Revenue); and

                                                  (B) if the Shares are to be subscribed, their
                                                      nominal value;

                                                  expressed in US $ but subject to any
                                                  adjustment pursuant to Rule 9;

"Participant"                                     any Eligible Employee or former Eligible
                                                  Employee to whom an Option has been granted,
                                                  or (where the context so admits) the personal
                                                  representative(s) of any such person;

"Participating Company"                           (A) the Company; and

                                                  (B) any other company which is under the
                                                      Control of the Company, is a Subsidiary of
                                                      the Company and which has been expressly
                                                      designated by the Board as being a
                                                      Participating Company;

"Pensionable Age"                                 age 65 (sixty five);



"Savings Contract"                                a contract under a certified contractual
                                                  savings scheme (within the meaning of Section
                                                  326 of the Taxes Act) approved by the Inland
                                                  Revenue for the purpose of Schedule 9 to that
                                                  Act;

"Scheme"                                          the Serologicals Corp 1996 Sharesave Scheme
                                                  in its present form or as from time to time
                                                  amended in accordance with the provisions
                                                  hereof;

"Share"                                           a share of common stock of the Company par
                                                  value US $0.01 per share which satisfies
                                                  paragraphs 10 to 14 of Schedule 9 to the
                                                  Taxes Act;

"Subsidiary"                                      the meaning given by Section 736 of the
                                                  Companies Act 1985;

"Taxes Act"                                       the Income and Corporation Taxes Act 1988;


1.2 Words and expressions not otherwise defined herein have the same meaning they have in the Taxes Act.

1.3 Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4 References in the rules of the Scheme to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time and shall include any regulations made thereunder. The Interpretation Act 1978 shall apply to these rules mutatis mutandis as if they were an Act of Parliament.

1.5 The headings in the rules of the Scheme are for the sake of convenience only and should be ignored when construing the rules.

2. APPLICATION FOR OPTIONS

2.1 The Board may, during any Grant Period, invite applications for Options at the Option Price from Eligible Employees. Any such invitation shall be in writing and shall include details of:

    2.1.1 eligibility;

    2.1.2 the Option Price expressed in US $; and

    2.1.3 the date by which applications made pursuant to Rule 2.3 must be received, (being neither earlier than 14 days nor later than 25 days after the Date of Invitation)

and the Board may determine and include in the invitation details of the maximum number of Shares over which Options are to be granted in that Grant Period.

2.2 Each application for an Option must incorporate or be accompanied by a proposal for a Savings Contract.

2.3 An application for an Option shall be in writing in such form as the Board may from time to time prescribe save that it shall provide for the applicant to state:-

    2.3.1 the Monthly Contribution (being a multiple of L1 and not less than L5) which he wishes to make under the related Savings Contract; and

    2.3.2 that his proposed Monthly Contributions (when taken together with any Monthly Contribution he makes under any other Savings Contract) will not exceed the Maximum Contribution.

2.4 Each application for an Option shall provide that, in the event of excess applications, each application shall be deemed to have been modified or withdrawn in accordance with the steps taken by the Board to scale down applications pursuant to Rule 3.

2.5 Proposals for a Savings Contract shall be limited to such bank or building society as the Board may designate.

2.6 Each application shall be deemed to be for an Option over the largest whole number of Shares which can be acquired at the Option Price with the expected repayment (including the Bonus) under the related Savings Contract at the appropriate Bonus Date.

3. SCALING DOWN

3.1 If valid applications are received for a total number of Shares in excess of any maximum number of Shares determined by the Board pursuant to Rule
    2.1 or any limitation under Rule 13, the Board shall scale down applications by taking, at its absolute discretion, one of the following steps until the number of Shares available equals or exceeds the number of Shares applied for (provided always that in reducing the number of Shares applied for, any adjustments shall ensure that an Eligible Employee's Monthly Contribution remains a multiple of L1):

    3.1.1 by ignoring the Bonus and then, so far as necessary, by reducing the proposed Monthly Contributions pro rata to the excess over L5 and then, so far as necessary, selecting by lot; or

    3.1.2 by reducing the proposed Monthly Contributions pro rata to the excess over L5 and then, so far as necessary selecting by lot.

3.2 If the number of Shares available is insufficient to enable an Option based on Monthly Contributions of L5 a month to be granted to each Eligible Employee making a valid application, the Board may, as an alternative to selecting by lot, determine in its absolute discretion that no Options shall be granted.

3.3 If the Board so determines, the provisions in Rule 3.1.1 and 3.1.2 may be modified or applied in any manner as may be agreed in advance with the Inland Revenue.

3.4 If in applying the scaling down provisions contained in this Rule 3, Options cannot be granted within the 30 day period referred to in Rule 4.2 below, the Board may extend that period by 12 days regardless of the expiry of the relevant Grant Period.

4. GRANT OF OPTIONS

4.1 No Option shall be granted to any person if:

    4.1.1 at the Date of Grant that person shall have ceased to be an Eligible Employee; or

    4.1.2 that person has or has had any time within the 12 month period preceding the Date of Grant a Material Interest in the issued ordinary share capital of a Close Company which is the Company or a company which has Control of the Company or is a Member of a Consortium which owns the Company.

4.2 Within 30 days of the first Dealing Day by reference to which the Option Price was fixed or if the Option Price was determined over three Dealing Days, within 30 days after the earliest of those Dealing Days (which date shall be within a Grant Period) the Board may, subject to Rule 3 above, grant to each Eligible Employee who has submitted a valid application an Option in respect of the number of Shares for which he has applied.

4.3 The Board shall issue to each Participant an option certificate in such form (not inconsistent with the provisions of the Scheme) as the Board may from time to time prescribe. Each such certificate shall specify the Date of Grant of the Option, the number of Shares over which the Option is granted, the Bonus Date and the Option Price.

4.4 Except as otherwise provided in these Rules, every Option shall be personal to the Participant to whom it is granted and shall not be transferable.

4.5  No amount shall be paid in respect of the grant of an option.

5. RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

5.1    5.1.1 Save as provided in Rules 5.2, 5.3 and 5.4 and Rule 6, an Option may not be exercised earlier than the Bonus Date under the relevant Savings Contract.

       5.1.2 Save as provided in Rule 5.2, an Option shall not be exercisable later than 6 months after the Bonus Date under the relevant Savings Contract.

   5.1.3 Save as provided in Rules 5.2, 5.3 and Rule 6 an Option may only be exercised by a Participant whilst he is an Executive Director or employee of a Participating Company, an Associated Company or a company over which the Company has Control.

   5.1.4 If, at the Bonus Date, a Participant holds an office or employment in a company which is not a Participating Company but which is an Associated Company, or a company over which the Company has Control, such Option may be exercised within six months of the Bonus Date.

   5.1.5 An Option may not be exercised by a Participant if he has or has had at any time within the 12 month period preceding the date of exercise a Material Interest in the issued ordinary share capital of a Close Company which is the Company or a company which has Control of the Company or is a Member of a Consortium which owns the Company, nor may an Option be exercised by the personal representatives of the Participant if the Participant had such a Material Interest at the date of his death.

5.2 An Option may be exercised by the personal representatives of a deceased Participant:-

     5.2.1 within 12 months following the date of his death if such death occurs before the Bonus Date; or

     5.2.2 within 12 months following the Bonus Date in the event of his death within 6 months after the Bonus Date.

5.3 Subject to Rule 5.1.2 an Option may be exercised by a Participant within 6 months following his ceasing to hold the office or employment by virtue of which he is eligible to participate in the Scheme by reason of:-

    5.3.1 injury, disability, redundancy within the meaning of the Employment Protection (Consolidation) Act 1978 or the Contracts of Employment and Redundancy Payments Act (Northern Ireland) 1965, or retirement on reaching Pensionable Age or at any other age at which he is bound to retire in accordance with the terms of his contract of employment; or

    5.3.2 his office or employment being in a company of which the Company ceases to have Control; or

    5.3.3 the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither an Associated Company nor a company under the Control of the Company.

    For the purposes of the Scheme, a woman who leaves employment due to pregnancy will be regarded as having left the employment on the earliest of the date she notifies her employer of her intention not to return, the last day of the 29 week period of confinement and any other date specified by the terms of her office or employment with her employer.

5.4 Subject to Rule 5.1.2 an Option may be exercised by a Participant within 6 months following the date he reaches Pensionable Age if he continues after that date to hold the office or employment by virtue of which he is eligible to participate in the Scheme.

5.5 No person shall be treated for the purposes of Rules 5.3 as ceasing to hold an office or employment by virtue of which that person is eligible to participate in the Scheme until that person ceases to hold any office or employment in the Company, any Associated Company or any company of which the Company has Control.

5.6 Options shall lapse upon the occurrence of the earliest of the following events:

    5.6.1 subject to 5.6.2 below, 6 months after the Bonus Date;

    5.6.2 where the Participant dies before the Bonus Date, 12 months after the date of death, and where the Participant dies in the period of 6 months after the Bonus Date, 12 months after the Bonus Date;

    5.6.3 the expiry of any of the 6 month periods specified in Rule 5.3.1 to
          5.3.3 save that if at the time any such applicable periods expire time is running under the 12 month periods specified in Rule 5.2, the Option shall not lapse by reason of this sub-rule 5.6 until the expiry of the relevant 12 month period in Rule 5.2;

    5.6.4 the expiry of any of the periods specified in Rules 6.1 and 6.3 to
          6.5 save where an Option is released in consideration of the grant of a New Option over New Shares in the Acquiring Company pursuant to Rule 6.6;

    5.6.5 the Participant ceasing to hold any office or employment with the Company or any Associated Company or any company over which the Company has control in any circumstances other than those specified in Rules 5.2 and 5.3 or ceasing to hold such office or employment for any reason during any of the periods specified in Rule 6;

    5.6.6 subject to Rule 6.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

    5.6.7 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing anything or omitting to do anything which causes him to be so deprived or declared bankrupt; or

    5.6.8 where before an Option has become capable of being exercised, the Participant gives notice that he intends to stop paying Monthly Contributions, or is deemed under the terms of the Savings Contract to have given such notice, or makes an application for repayment of the Monthly Contributions.

6. TAKEOVER, RECONSTRUCTIONS AND WINDING UP

6.1 Subject to Rule 6.3, if any person obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, an Option may be exercised within 6 months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

6.2 For the purpose of Rule 6.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Takeovers and Mergers or any other comparable legislation) with him have together obtained Control of it.

6.3 If any person becomes bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985 (or any other comparable legislation) an Option may be exercised at any time when that person remains so bound or entitled.

6.4 If under Section 425 of the Companies Act 1985 it is proposed that the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies or if the Company passes a resolution for the voluntary winding up of the Company, the Company shall give notice thereof to all Participants and the Participant may then exercise the Option within one month from the date of such notice and thereafter the Option shall lapse. After exercising the Option the Participant shall transfer or otherwise deal with the Shares issued to him so as to place him in the same position (so far as possible) as would have been the case if such shares had been subject to such compromise or arrangement.

6.5 If any company ("the Acquiring Company") obtains Control of the Company as a result of making:-

    6.5.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

    6.5.1.2 a general offer to acquire all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options;

            in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

      6.5.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985 (or any other comparable legislation); or

      6.5.3 becomes bound or entitled to acquire Shares under sections 428 to 430F of that Act (or any other comparable legislation) any Participant may at any time within the Appropriate
            Period, by agreement with the Acquiring Company, release any Option which has not lapsed ("the Old Option") in consideration of the grant to him of an Option ("the New Option") which (for the purposes of Paragraph 15 of Schedule 9 to the Taxes Act) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within Paragraph 10(b) or (c) of Schedule 9 to the Taxes Act).

6.6 The New Option shall not be regarded for the purposes of Rule 6.5 as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied, but so that the provisions of the Scheme shall for this purpose be construed as if:-

    6.6.1 the New Option were an option granted under the Scheme at the same time as the Old Option;

    6.6.2 except for the purpose of the definition of "Participating Company" in Rule 1, the reference to Serologicals Corp in the definition of "the Company" in Rule 1 were a reference to the different company mentioned in Rule 6.5; and

7. MANNER OF EXERCISE

7.1 An Option may only be exercised during the periods specified in Rules
    5 and 6 and only with monies not exceeding the amount of repayment (including any interest and bonus) under the Savings Contract as at the date of such exercise. For this purpose, no account shall be taken of such part (if any) of the repayment of any Monthly Contribution, the due date for the payment of which under the Savings Contract arises after the date of the repayment.

7.2 Exercise shall be by the delivery to the Company Secretary or other duly appointed agent of the Company of a statement that he wishes to exercise his Option together with an option certificate or certificates covering at least all the Shares over which the Option is then to be exercised together with any remittance for the Exercise Price payable or authority to the Company to withdraw and apply monies from the Savings Contract to acquire the Shares over which the Option is to be exercised. The effective date of the exercise shall be the date of delivery of the statement of exercise. A statement of exercise shall for the purposes of this Scheme be deemed to be delivered when it is received by the Company.

7.3 The remittance for the Exercise Price referred to in Rule 7.2 above may be paid at the discretion of the Participant either in US $ or in pounds sterling PROVIDED THAT if paid in pounds sterling the Exercise Price shall be converted into US$ at the mid-market spot rate at the close of business published by the Wall Street Journal on the date immediately preceding the date of the exercise or if this is not a Dealing Day the mid-market spot rate at close of business published in the Wall Street Journal on the next preceding Dealing Day.

8. ISSUE OR TRANSFER OF SHARES

8.1 Subject to Rule 8.3, Shares to be issued pursuant to the exercise of an Option shall be allotted to the Participant (or his nominee) within 28 days following the date of effective exercise of the Option.

8.2 Subject to Rule 8.4, the Board shall procure the transfer of any Shares to be transferred to a Participant (or his nominee) pursuant to the exercise of an Option within 28 days following the date of effective exercise of the Option.

8.3 Shares issued pursuant to the Scheme shall rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

8.4 Shares transferred pursuant to the Scheme shall not be entitled to any rights attaching to Shares by reference to a record date preceding the date of exercise.

8.5 If and so long as the Shares are listed on Nasdaq the Company shall apply for a listing for any Shares issued pursuant to the Scheme as soon as practicable after the allotment thereof.

9. ADJUSTMENTS

9.1 The number of Shares over which an Option is granted and the Option Price thereof (and where an Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired) shall be adjusted in such manner as the Board shall determine following any bonus issue, any offer or invitation made by way of rights, subdivision, consolidation, reduction or other variation in the share capital of the Company other than as consideration for an acquisition, which in the opinion of the Auditors justifies such an adjustment, to the intent that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the aggregate Exercise Price payable in respect of an Option shall remain unchanged provided that no adjustment made pursuant to this Rule 9.1 shall be made without the prior approval of the Inland Revenue (so long as the Scheme is approved by the Inland Revenue).

9.2 Apart from pursuant to this Rule 9.2, no adjustment under Rule 9.1 above may have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares any such adjustment may only be made if the reduction of the Option Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment made to the Option Price of

    Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price and to apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

9.3 The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 9 and to call in, cancel, endorse, issue or reissue any option certificate consequent upon such adjustment.

10. ADMINISTRATION

10.1 Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office and in the case of an individual to his last known address or, where he is a director or employee of a Participating Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 96 hours after it was put into the post properly addressed and stamped.

10.2 The Company shall distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares which it is obliged by law to distribute to Participants.

10.3 If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

10.4 The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

10.5 The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive subject to the certification of the Auditors having been obtained when so required by Rule 9.1.

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10.6 The costs of introducing and administering the Scheme shall be borne by the Company.

10.7 The Board may establish a committee consisting of not less than three persons to whom any or all of its powers in relation to the Scheme may be delegated. The Board may at any time dissolve such Committee, alter its constitution or direct the manner in which it shall act.

11. ALTERATIONS

11.1 Subject to 11.2, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect, provided that if an alteration or addition is made at a time when the Scheme is approved by the Inland Revenue under Schedule 9 to the Taxes Act it shall not have effect until it has been approved by the Inland Revenue.

11.2 No alteration or addition shall be made under Rule 11.1 which would abrogate or adversely affect the subsisting rights of a Participant, unless it is made:-

     11.2.1 with the consent in writing of such number of Participants as hold Options under the Scheme to acquire 75 per cent. of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

     11.2.2 by a resolution at a meeting of Participants passed by not less than 75 per cent. of the Participants who attend and vote either in person or by proxy.

     For the purposes of this Rule 11.2 the provisions of the Articles of Incorporation of the Company relating to shareholder meetings shall apply mutatis mutandis.

11.3 Notwithstanding any other provision of the Scheme other than Rule 11.1 the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Scheme and the terms of Options as it

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     considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

11.4 As soon as reasonably practicable after making any material alteration or addition under Rule 11.1 the Board shall give written notice thereof to any Participant affected thereby.

11.5 No alteration shall be made to the Scheme if following the alteration the Scheme would cease to be an Employees' Share Scheme.

12. GENERAL

12.1 The Scheme shall terminate upon the 10th anniversary of its approval by the Company or at any earlier time by the passing of a resolution by the Board. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

12.2 The rights and obligations of any individual under the terms of his office or employment with a Participating Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination or from the loss or diminution in value of such rights or entitlements.

12.3 These Rules shall be governed by and construed in accordance with the law of Scotland.

13. NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED

13.1 The number of shares which may be issued or issuable pursuant to Options granted under the Scheme on any day shall be determined by the Board from time to time.

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